SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2018

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                   (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the current report on Form 8-K filed by BCB Bancorp, Inc. (the "Company") with the Securities and Exchange Commission on May 1, 2018 (the "Original Filing").  The sole purpose of this Amendment No. 1 is to disclose the Company's decision regarding how often it will conduct shareholder advisory votes on executive compensation.  No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2018, the Company's shareholders held a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers.  After considering the results of the shareholder advisory vote, the Company's Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: October 16, 2018	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer